Exhibit 10.5

AGREEMENT

This Agreement is entered into as of April 13, 2005 by and between:

UNITEDGLOBALCOM, INC., a Delaware corporation (“UGC”), and

LIBERTY MEDIA INTERNATIONAL, INC., a Delaware corporation (“LMI”).

UGC and LMI are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

A.            Simultaneously with the execution hereof LMI’s wholly owned subsidiary Liberty Media International Holdings, LLC (“LMINT”) is entering into an agreement with UGC pursuant to which LMINT will exchange the capital stock of its wholly owned subsidiary Liberty Chile, Inc. for Class A common stock of UGC under certain circumstances (the “Exchange Agreement”).

B.            Liberty Chile is the owner, beneficially and of record, of approximately (1) 99.75% of the derechos sociales of Liberty Comunicaciones de Chile Uno Ltda. (“Uno”) and (2) all of the outstanding capital stock of Liberty Holdings Chile, Inc., a Delaware corporation (“Liberty Holdings Chile”).  Liberty Holdings Chile is the owner, beneficially and of record, of approximately 0.25% of the derechos sociales of Uno, which, together with the derechos sociales held by Liberty Chile, represent all of the outstanding derechos sociales of Uno.

C.            Uno owns shares representing 50% of the outstanding capital stock of Metrópolis Intercom S.A., a Chilean sociedad anónima (“Metrópolis”).

D.            Cristalerías de Chile S.A., a Chilean sociedad anónima (“Cristalerías”), owns shares representing 50% of the outstanding capital stock of Metrópolis.

E.             Cristalerías, Uno and VTR GlobalCom S.A. (“VTR”) have entered into a Purchase and Contribution Agreement dated as of the date hereof (the “Purchase and Contribution Agreement”) pursuant to which, among other things, VTR will acquire all of the shares of capital stock of Metrópolis owned by Uno and Cristalerías.

F.             In connection with the transactions contemplated by the Purchase and Contribution Agreement, UGC is entering into a Put Agreement dated the date hereof with Cristalerías (the “Put Agreement”).  UGC’s obligations under the Put Agreement will be guaranteed by LMI pursuant to a Guaranty dated the date hereof between LMI and Cristalerías (the “Guaranty”).

Agreement

In consideration of the mutual promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.               UGC Actions under Put Agreement.  UGC will not agree to any amendment to or replacement of, or grant any waiver under, the Put Agreement without the prior written consent of LMI, and will not knowingly breach or violate the Put Agreement.  The immediately preceding sentence will not be deemed to prohibit amendments or waivers to the Put Agreement to correct any manifest error or which are of a minor or technical nature and do not materially alter any party’s rights or obligations under the Put Agreement, provided that UGC gives notice thereof to LMI promptly after such amendment or waiver is made or given.

Section 2.               Indemnification.  UGC will indemnify and hold harmless LMI and its directors, officers, employees, affiliates, successors and assigns (collectively, the “LMI Indemnified Parties”) from and against any and all Losses they may suffer arising out of, in the nature of, incident or relating to, resulting from or caused by any failure by UGC to timely comply with its obligations under the Put Agreement or this Agreement.  As used in this Agreement, “Losses” means all losses, liabilities, damages, dues, deficiencies, assessments, liens, encumbrances, fines, interest, penalties, costs, expenses, and obligations, including amounts reasonably paid in settlement, prosecuting, defending, or otherwise, and reasonable legal, accounting, experts, and other fees, costs, and expenses, in connection with claims, actions, suits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, judgments, orders, decrees and rulings.

(a)           If any third party notifies any LMI Indemnified Party with respect to any matter, claim, investigation, action, suit, charge, complaint, demand, or other proceeding, whether pending or threatened (an “Action”), that may give rise to a claim for indemnification under this Section 2, then the LMI Indemnified Party must promptly give notice of the Action to UGC; provided, however, that the LMI Indemnified Party’s failure to so notify UGC of any Action will not release UGC, in whole or in part, from its obligations under this Section 2, except to the extent (and solely to the extent) that the LMI Indemnified Party’s failure to so notify actually prejudices UGC’s ability to defend against such Action.

(b)           The LMI Indemnified Party may, at the sole expense and liability of UGC, exercise full control of the defense, compromise, or settlement of any such Action, unless, at any time within 20 days after the LMI Indemnified Party has given notice to UGC of the Action, UGC (i) delivers a written confirmation to such LMI Indemnified Party that the indemnification provisions of this Section 2 are applicable to such Action and that UGC must indemnify such LMI Indemnified Party in respect of such Action pursuant to the terms of this Agreement, (ii) notifies such LMI Indemnified Party in writing of UGC’s intention to assume the defense thereof and thereafter conducts the defense actively and diligently, and (iii) retains legal counsel reasonably satisfactory to such LMI Indemnified Party to conduct the defense of such Action.  Notwithstanding anything to the contrary in the immediately preceding sentence, UGC will not have any right to assume the defense of such Action, if (1) such Action seeks an injunction or other equitable relief and not money damages only, or (2) the settlement or compromise of, or an adverse judgment with respect to, such Action is, in the good faith judgment of the LMI Indemnified Party, likely to establish a precedent, custom or practice materially adverse to the continuing business interests or the reputation of the LMI Indemnified Party.

(c)           The LMI Indemnified Party and UGC must use their commercially reasonable best efforts to cooperate with the Party assuming the defense, compromise, or settlement of any such Action in accordance herewith in any manner that such Party reasonably requests.  If UGC so assumes the defense of any such Action, the LMI Indemnified Party will have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel will be the expense of such LMI Indemnified Party unless (i) UGC has specifically agreed to pay such fees and expenses or (ii) the LMI Indemnified Party has been advised by its counsel that there may be one or more legal defenses from claims available to it that are different from or additional to those available to UGC or that there may be a conflict of interest between UGC and the LMI Indemnified Party in the conduct of the defense of such Action (in either of which cases UGC will not have the right to direct the defense, compromise, or settlement of such Action on behalf of the LMI Indemnified Party), and in any such case the reasonable fees and expenses of such separate counsel must be borne by UGC, it being understood and agreed, however, that UGC will not be liable for the fees and expenses of more than one separate firm of attorneys at any time for the LMI Indemnified Parties, unless there is a conflict of interest among the LMI Indemnified Parties, in which case UGC will not be liable for the fees and expenses of more than an aggregate of two separate firms of attorneys at any time for the LMI Indemnified Parties.  No LMI Indemnified Party will settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification hereunder without the prior written consent of UGC, unless UGC fails to assume control of such Action in the manner provided in Section 2(b).  UGC must not, without the written consent of the LMI Indemnified Parties, settle or compromise or consent to entry of any judgment with respect to any such Action (1) in which any relief other than the payment of money damages is or may be sought against any LMI Indemnified Party or (2) that does not include as an unconditional term thereof the giving by the claimant, party conducting such investigation, plaintiff or petitioner to the LMI Indemnified Parties of a release from all liability with respect to such Action.

(d)           Notwithstanding anything to the contrary in this Agreement, the amount that UGC may be required to pay to an LMI Indemnified Party pursuant to this Section 2 will be reduced (retroactively, if necessary) by any insurance proceeds or refunds actually recovered by or on behalf of the applicable LMI Indemnified Party in reduction of the related Losses (on an after-tax basis).  If an LMI Indemnified Party receives a payment required by this Agreement from UGC in respect of Losses and subsequently receives insurance proceeds in respect of such Losses, then the LMI Indemnified Party must promptly repay to UGC a sum equal to the amount of such insurance proceeds or refunds actually received, net of costs and expenses and on an after-tax basis, but not exceeding the amount paid by UGC to such LMI Indemnified Party in respect of such Losses.  No representation, warranty, covenant, or agreement contained in this Agreement is for the benefit of any insurer.

Section 3.               Entire Agreement.  This Agreement contains and is intended as a complete statement of all of the terms of the agreement among the parties hereto with respect to the matters provided for herein, and supersedes and discharges any previous agreements and understandings between the parties with respect to those matters.

Section 4.               Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to the conflicts of laws principles thereof.

Section 5.               Consent to Jurisdiction.  Each Party submits to the non-exclusive jurisdiction of any federal or state court located in the State of Colorado having subject matter jurisdiction in the event of any controversy, claim or dispute between the Parties that arises out of or relates to this Agreement, including any claim or controversy relating to the interpretation, breach, termination or invalidity of any provision hereof.  Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any legal proceeding between the Parties that arises out of or relates to this Agreement or the transactions contemplated hereby in any such federal or state court located in the State of Colorado and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum.  Each Party must bear its own costs and expenses in connection with any such legal proceeding, unless such court determines otherwise.

Section 6.               Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

Section 7.               LMI Consent under UGC/LMI Merger Agreement.  For all purposes of the Agreement and Plan of Merger dated as of January 17, 2005 by and among New Cheetah, Inc., LMI, UGC, Cheetah Acquisition Corp. and Tiger Global Acquisition Corp., including Section 7.3 thereof, LMI hereby consents to and approves this Agreement and the Exchange Agreement.

Section 8.               Headings.  The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 9.               Notices.  All notices and other communications hereunder must be in writing and must be delivered personally, telecopied (if receipt of which is confirmed by the person or entity to whom sent), sent by internationally recognized overnight delivery service or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or to such other person or entity or address for a Party as specified by such Party by like notice) (notice will be deemed given and received upon receipt, if delivered personally, by overnight delivery service or by telecopy, or on the third business day following mailing, if mailed, except that notice of a change of address will not be deemed given and received until actually received):

(a)           If to LMI, to it at:

12300 Liberty Boulevard
Englewood, Colorado  80112  U.S.A.
Attention:  Elizabeth M. Markowski
Telephone: (720) 875-6209
Telecopier: (720) 875-5858

with a copy to:

Sherman & Howard L.L.C.
633 17th Street, Suite 3000
Denver, Colorado 80202  U.S.A.
Attention:  Amy L. Hirter
Telephone: (303) 299-8102
Telecopier: (303) 298-0940

If to UGC, to it at:

4643 South Ulster Street, #1300
Denver, Colorado 80237  U.S.A.
Attention:  General Counsel
Telephone: (303) 770-4001
Telecopier: (303) 220-3117

with a copy to:

Holme Roberts & Owen LLP
1700 Lincoln Street
Suite 4100
Denver, Colorado 80203  U.S.A.
Attention:  W. Dean Salter

Paul G. Thompson

Telephone: (303) 861-7000
Telecopier: (303) 861-0200

Section 10.             Severability.  If at any time any covenant or provision contained herein is deemed in a final ruling of a court or other body of competent jurisdiction to be invalid or unenforceable, such covenant or provision will be considered divisible and such covenant or provision will be deemed immediately amended and reformed to include only such portion of such covenant or provision as is enforceable by the court or other body having jurisdiction of this Agreement; and the Parties agree that such covenant or provision, as so amended and reformed, will be valid and binding as though the invalid or unenforceable portion had not been included herein.

Section 11.             Amendment; Waiver.  No provision of this Agreement may be amended, modified, or waived except by an instrument or instruments in writing signed by the Parties and designated as an amendment, modification, or waiver.  No failure or delay by any Party in exercising any right, power, or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof or the exercise of any other right, power, or remedy preclude any further exercise thereof or the exercise of any other right, power, or remedy.  No waiver of any provision hereof will be construed as a waiver of any other provision.

Section 12.             Assignment and Binding Effect.  No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party and the complete assumption by the assignee of all of the obligations of the assignor under this Agreement.  All of the terms and provisions of this Agreement will be binding on, and will inure to the benefit of, the respective successors and permitted assigns of the Parties.

Section 13.             No Benefit to Others.  Except as expressly set forth herein, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the Parties and their respective successors and permitted assigns, and they will not be construed as conferring and are not intended to confer any rights, remedies, obligations, or liabilities on any other Person, unless such Person is expressly stated to be entitled to any such right, remedy, obligation or liability.

Section 14.             Counterparts.  This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered will be an original, but such counterparts will together constitute one and the same instrument.

Section 15.             Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, irrevocably waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

UNITEDGLOBALCOM, INC.

/s/ ELLEN P. SPANGLER

By:	Ellen P. Spangler
Its:	Senior Vice President

LIBERTY MEDIA INTERNATIONAL, INC.

/s/ ELIZABETH M. MARKOWSKI

By:	Elizabeth M. Markowski
Its:	Senior Vice President